Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of FlexShopper, Inc. on Form S-3 (No. 333-226823) and Form S-8 (Nos. 333-203509, 333-210487 and 333-225222) of our report dated March 30, 2022, on our audit of the financial statements as of December 31, 2021 and for the year then ended, which report is included in this Annual Report on Form 10-K to be filed on or about April 24, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

April 24, 2023